UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 30, 2008, The Knot, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Macy’s, Inc. (“Macy’s”).

As previously announced, on June 5, 2006, the Company entered into an agreement with Macy’s (the “Macy’s Agreement”) which was effective on September 8, 2006, the date of the closing of the Company’s acquisition of WeddingChannel.com, Inc. (“WeddingChannel.com”). Pursuant to the Macy’s Agreement, Macy’s is entitled to certain registration rights. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. The description of the Registration Rights Agreement below is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this report as Exhibit 10.1, and is incorporated by reference into this report.

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Holders of Registration Rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of the Company’s common stock that are restricted securities under the Securities Act of 1933, as amended, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% of more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”).

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Demand Registration Rights. At any time after the date of the Registration Rights Agreement that the Company is eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that the Company file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. The Company is obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

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Piggyback Registration Rights. If the Company registers any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and the Company to limit the number of shares included in any such registration under specified circumstances.

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Expenses of Registration. The Company will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, the Company will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions.

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Indemnification. Each of the Company and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities.

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Termination. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act of 1933, as amended, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of the Company’s common stock outstanding as of the closing of the Company’s acquisition of WeddingChannel.com on September 8, 2006.

Macy’s accounted for approximately 10% of the Company’s consolidated net revenues during the year ended December 31, 2007 and as of December 31, 2007, Macy’s beneficially owned 11.6% of the Company’s common stock.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

10.1	Registration Rights Agreement dated as of April 30, 2008 between The Knot, Inc. and Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: May 2, 2008	By:	/s/ RICHARD E. SZEFC
Richard E. Szefc
Chief Financial Officer

EXHIBIT INDEX

10.1	Registration Rights Agreement dated as of April 30, 2008 between The Knot, Inc. and Macy’s, Inc.